Exhibit 2.2

AMENDMENT NO. 1 TO
ASSET PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (this "Amendment"), is made and entered into this 20th day of March, 2017, by and among Layne Christensen Company, a Delaware corporation ("Parent"), Layne Heavy Civil, Inc., an Indiana corporation ("LHC"), W.L. Hailey & Company, Inc., a Tennessee corporation ("WLH"), Meadors Construction Co., Inc., a Florida corporation ("MCC"), Reynolds Water Islamorada, LLC, a Delaware limited liability company ("RWI"), Layne Southwest, Inc., a New Mexico corporation ("Southwest"), and Layne Transport Co., an Indiana corporation ("Transport" and, together with Parent, LHC, WLH, MCC, RWI and Southwest, each a "Seller" and, collectively, "Sellers"), Reycon Partners LLC, a Delaware limited liability company ("Buyer"), and Jeffrey Reynolds, Leslie F. Archer, Kevin F. Strott, Michael P. Burton, Kevin D. Schemwell, Wesley L. Self and Elizabeth Smith (each, a "Guarantor" and collectively, "Guarantors").  Sellers, Buyer and Guarantors are sometimes individually referred to herein as a "Party" and, collectively, the "Parties".

RECITALS

WHEREAS, the Parties previously entered into that certain Asset Purchase Agreement dated February 8, 2017 (the "Agreement") pursuant to which Sellers agreed to sell, and Buyer agreed to purchase, substantially all of the assets of the Seller's Heavy Civil  Division; and

WHEREAS, the Parties desire to extend the Drop Dead Date (as defined in the Purchase Agreement) to April 28, 2017;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.01Amendment to Agreement.  Section 9.01(b)(i) of the Agreement is amended and restated in its entirety as follows:

Buyer is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Sellers pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VII and such breach, inaccuracy or failure cannot be cured by Sellers by April 28, 2017 (the "Drop Dead Date"); or

1.02Defined Terms. Capitalized terms used in this Amendment without definition shall have the meaning assigned to them in the Agreement, unless the context clearly requires otherwise.

1.03No Other Amendments. Except as amended herein, the Agreement continues, unmodified, in full force and effect.

1.04Headings.  The headings in this Amendment are for reference only and shall not affect the interpretation of this Amendment.

Governing Law

.  This Amendment shall be governed by the laws, both procedural and substantive, of the State of Delaware without regard to its conflict of laws provisions that if applied might require the application of the laws of another jurisdiction.

Counterparts

.  This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Amendment delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

[SIGNATURE PAGE FOLLOWS]

Exhibit 2.2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Asset Purchase Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLERS:

LAYNE CHRISTENSEN COMPANY

LAYNE HEAVY CIVIL, INC.

W.L. HAILEY & COMPANY, INC.

MEADORS CONSTRUCTION CO., INC.

REYNOLDS WATER ISLAMORADA, LLC

LAYNE SOUTHWEST, INC.

LAYNE TRANSPORT CO.

By: /s/ J. Michael Anderson

Name: J. Michael Anderson

Title:  Senior Vice President and Chief Financial Officer

BUYER:

REYCON PARTNERS LLC

By: /s/ Leslie F. Archer

Name: Leslie F. Archer

Title: President

GUARANTORS

/s/ Jeffrey Reynolds

Name: Jeffrey Reynolds

/s/ Leslie F. Archer

Name: Leslie F. Archer

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

CORE/0044919.0114/132236299.2

/s/ Kevin F. Strott

Name: Kevin F. Strott

/s/ Michael P. Burton

Name: Michael P. Burton

/s/ Kevin D. Shemwell

Name: Kevin D. Schemwell

/s/ Wesley L. Self

Name: Wesley L. Self

/s/ Elizabeth Smith

Name:  Elizabeth Smith

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]